News Release / For Release at 9:00 AM EST, Wednesday, February 5, 2003

Gasco Riverbend Compression Installation Complete

DENVER - (PR Newswire) - February 05, 2003 - Gasco Energy, Inc. (OTCBB: GASE) today announced that a new compressor is operating on its Riverbend Project in Utah's Uinta Basin. The additional compression capacity allows the company to begin producing from wells that were shut-in or flowing through constricted orifices and should meet the Company's projected compression needs for the next 12 months. Production was curtailed last fall due to inadequate pipeline compressor capacity on the system that is owned by another independent operator.

The wells placed on line are the Federal 23-29 (Gasco-operated; Gasco 25% working interest [WI] and the Federal 42-29 (Gasco-operated; Gasco approximately 65% WI). After 48 hours, the Federal 42-29 is currently producing 1,336 thousand cubic feet per day (Mcfd) and 240 barrels of water per day (BWD) at 1400 psi flowing casing pressure on a 16/64" choke to the sales line. Seven additional completion intervals remain behind pipe in the 42-29.

After 48 hours, the Federal 23-29 is currently producing 806 Mcfd and 10 BWD at 1300 psi flowing tubing pressure on a 14/64" choke in a fully completed wellbore to the sales line. The Federal 23-21 (Gasco-operated; Gasco, 50% minimum WI) has been hooked up to the sales line and production facilities are installed with completion to commence immediately. The Lytham Federal 22-22 (Gasco-operated; Gasco minimum 50% WI) remains shut-in pending hookup to the sales line and completion.

"We are pleased with the performance of the two wells in these first days of production," said Mike Decker, Gasco's COO. "The 42-29 is currently producing at higher water volumes as we recover our fracture stimulation fluid from the completions and we expect this to decline as the well cleans up. These production results are further confirmation of our belief that commercial development of our Riverbend project is feasible."

About Gasco Energy

Gasco Energy, Inc. is a Denver-based natural gas and oil exploitation and development company that focuses on natural-gas-rich prospects in the Rocky Mountain area of the United States. The Company currently is active in the Uinta Basin in Utah and in the Greater Green River Basin of Wyoming. To learn more, visit www.gascoenergy.com.

Forward-looking statements

Certain statements set forth in this press release relate to management's future plans, objectives and expectations. Such statements are forward-looking within the meanings of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release, including, without limitation, statements regarding the Company's future financial position, potential resources, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "project," "estimate," "anticipate," "believe," or "continue" or the negative thereof or similar terminology. Although any forward-looking statements contained in this press release are to the knowledge or in the judgment of t he officers and directors of the Company, believed to be reasonable, there can be no assurances that any of these expectations will prove correct or that any of the actions that are planned will be taken. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual performance and financial results in future periods to differ materially from any projection, estimate or forecasted result. Some of the key factors that may cause actual results to vary from those the Company expects include inherent uncertainties in interpreting engineering and reserve or production data; operating hazards; delays or cancellations of drilling operations because of weather and other natural and economic forces; fluctuations in oil and natural gas prices in response to changes in supply; competition from other companies with greater resources; environmental and other government regulations; defects in title to properties; increases in the Company's cost of borrowing or inabilit y or unavailability of capital resources to fund capital expenditures; and other risks described under "Risk Factors" in
Part I, Item 1 of the Company's latest Annual Report on Form 10-K filed with the Securities and Exchange Commission. Contact for Gasco Energy, Inc.: Investor
Relations: 800-645-9254